UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2020

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2020, Chicken Soup for the Soul Entertainment Inc. (the “Company”) completed its underwritten public offering of $21,000,000 aggregate principal amount of its 9.50% Notes due 2025 (the “Notes”), pursuant to an Underwriting Agreement, dated as of July 13, 2020 (the “Underwriting Agreement”), between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in Schedule I thereto.

The Notes were offered and sold pursuant to a prospectus, dated July 13, 2020, which is part of the Company’s registration statement on Form S-1 (Registration No. 333-239198) declared effective by the Securities and Exchange Commission on July 10, 2020. Ladenburg Thalmann and National Securities Corporation acted as joint bookrunning managers of the offering, and Benchmark Company and Northland Capital Markets acted as lead managers of the offering.

The Notes were issued under a base indenture and a supplemental indenture, each dated as of July 17, 2020 (the “Base Indenture” and “Supplemental Indenture,” respectively, and together, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The sale of the Notes resulted in net proceeds of approximately $19,950,000 after deducting underwriting discounts and commissions of approximately $1,050,000. The Company used approximately $13.2 million of the net proceeds from the offering to repay the entirety of the outstanding principal and unpaid accrued interest under the Loan Agreement (defined below) with Patriot Bank, N.A. The Company will have broad discretion with respect to the use of the remaining proceeds of the offering, which may include using of some or all of such remaining proceeds to pay certain obligations to Sony Pictures Television Inc. or its affiliates that may otherwise be payable in shares of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”).

The Notes are unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing outstanding unsecured unsubordinated indebtedness and general liabilities, including any outstanding dividends payable on the Company’s Series A Preferred Stock, film acquisition and programming obligations, trade payables, and other general liabilities. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries and financing vehicles, including the unsecured $5,000,000 revolving credit facility between Landmark Studio Group, as borrower, and Cole Investments VII LLC, as lender. The Notes bear interest from July 17, 2020 at the rate of 9.50% per annum, payable every March 31, June 30, September 30, and December 31, and at maturity, beginning September 30, 2020. The Notes mature on July 31, 2025.

The Company may, at its option, at any time and from time to time, on or after July 31, 2022, upon not less than 30 days nor more than 60 days written notice by mail, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest otherwise payable thereon through the date fixed for redemption. Interest will cease to accrue on the redeemed Notes on and after any redemption date. The Company may also redeem the Notes prior to July 31, 2022 in connection with a change of control transaction, but the Indenture does not require that the Company purchase the Notes in the event of a change of control.

The Base Indenture, as supplemented by the Supplemental Indenture, provides for the form and terms of the Notes as described herein and the issuance of the Notes as a new series of securities of the Company. The Base Indenture, as supplemented by the Supplemental Indenture, contains customary events of default and cure provisions. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to the Company and, if notice is given by the holders of the Notes, the Trustee. In the case of an event of default involving the Company’s bankruptcy, insolvency, or reorganization, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become immediately due and payable.

The foregoing descriptions of the Base Indenture, Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Supplemental Indenture, and form of Note. A copy of the Base Indenture, Supplemental Indenture and the form of Note are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference. The press release announcing the closing of the offering is attached hereto as Exhibit 99.1.

Item 1.02	Termination of Material Definitive Agreement.

On July 17, 2020 the Company used approximately $13.2 million of the proceeds from the sale of the Notes to repay in full its outstanding obligations under that certain amended and restated loan and security agreement dated August 22, 2019 (as amended from time to time, the “Loan Agreement”) between the Company and its wholly-owned subsidiary Screen Media Ventures, LLC, as co-borrowers, certain of their direct and indirect subsidiaries as guarantors, and Patriot Bank N.A., as lender. Pursuant to the Loan Agreement, the Lender previously provided a senior secured term loan facility to the borrowers, consisting of a term loan in an original principal amount of $16.0 million (“Term Note”). The Loan Agreement and Term Note were terminated on July 17, 2020, in connection with the Company’s discharge of indebtedness.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes, the Base Indenture, and the Supplemental Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Items 1.01 and 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of July 17, 2020, between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of July 17, 2020, between the Company and U.S. Bank National Association, as Trustee.

4.3	Form of 9.50% Notes due 2025 (included as Exhibit A to Exhibit 4.2 above).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer